UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6366 College Blvd., Overland Park, KS 66211

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Convertible Note Financing

On December 19, 2025, Digital Ally, Inc. (the “Company”) entered into and consummated the subsequent closing (the “Subsequent Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of September 15, 2025 (the “Purchase Agreement”), between the Company and a certain investor (the “Purchaser”). As previously disclosed, the Company completed an initial closing of the transactions on September 15, 2025 (the “Initial Closing”).

At the Subsequent Closing, the Company issued and sold to the Purchaser certain Senior Secured Convertible Notes in the aggregate original principal amount of $267,500 (the “Notes”) and warrants (the “Warrants”). The Purchase Agreement provided for seven percent (7%) original interest discount resulting in gross proceeds to the Company of $250,000. Interest on the note is eight percent (8%). The Warrants are exercisable for an aggregate 147,128 shares at an exercise price of $2.124 per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Subject to applicable limitations as set forth in the Purchase Agreement, the Warrants have an initial exercise date of December 19, 2025, and a termination date on the five-year anniversary of the initial exercise date. Other than as described above, the Notes and the Warrants were issued to the Purchaser on the same terms as the Notes and the Warrants in the Initial Closing.

In connection with the Subsequent Closing, the Company has set aside an amount equal to three percent (3%) of the gross proceeds received by the Company from such Subsequent Closing in an escrow account. This arrangement is intended solely to facilitate ongoing negotiations regarding a potential fee arrangement with a certain third party. Notwithstanding the foregoing, the establishment and maintenance of such escrow shall not be construed, deemed, or otherwise interpreted as an admission of liability by the Company under any circumstances.

The Notes are convertible into shares of Common Stock at the election of the Purchaser at any time at a conversion price at a ten percent (10%) discount to the volume weighted average price in the five (5) day period prior to the date of the Initial Closing (the “Conversion Price”) per share of Common Stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to one hundred ten percent (110%) of the outstanding principal amount of the Notes.

The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, other than (i) TicketSmarter, Inc., which shall grant a second priority security interest, and (ii) Digital Ally Healthcare, Inc. and Nobility Healthcare, LLC, each of which shall not grant a security interest, and are secured by substantially all of the Company’s assets, as evidenced by (i) a Security Agreement entered into at the Initial Closing, (ii) a Trademark Security Agreement entered into at the Initial Closing, (iii) a Patent Security Agreement entered into at the Initial Closing, and (iv) a Guaranty executed by all direct and indirect subsidiaries of the Company, other than Digital Ally Healthcare, Inc. and Nobility Healthcare, LLC, pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes.

The foregoing summaries provide only a brief description of the Notes, the Warrants, and the Purchase Agreement. The summaries do not purport to be complete and are qualified in their entireties by the full text of such documents, copies of which are attached as Exhibits 4.1, 4.2, and 10.1, respectively, and incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes and the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Notes and the Warrants contain restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Friday, December 19, 2025, Digital Ally, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 719,398 shares of common stock, par value $0.001 per share (the “Common Stock”), represented in person or by proxy at the Annual Meeting, constituting approximately 37.89% of the outstanding shares of Common Stock on November 10, 2025, the record date for the Annual Meeting (the “Record Date”), and establishing a quorum.

Set forth below are each of the seven proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on November 24, 2025 and the supplement to the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on November 28, 2025.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Withheld
Stanton E. Ross	212,996	9,426
Leroy C. Richie	212,893	9,529
D. Duke Daughtery	212,842	9,580
Charles M. Anderson	212,893	9,529

There were 496,976 Broker Non-Votes.

All nominees were duly elected.

The Board of Directors of the Company made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Richie, Daughtery and Anderson. Mr. Daughtery is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie, Daughtery and Anderson. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Richie, Daughtery and Anderson. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Ratification of the appointment of Victor Mokuolu CPA PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Abstain
529,753	71,808	117,837

The appointment of Victor Mokuolu CPA PLLC as the independent registered public accounting firm of the Company for the year ending December 31, 2025 was ratified.

Proposal Three: Approval of the transactions contemplated by the securities purchase agreement, entered into as of September 15, 2025, by and between the Company and investors, including, the issuance of 20% or more of our outstanding shares of Common Stock upon (i) conversion of the senior secured convertible notes due September 15, 2026, and (ii) exercise of the Common Stock Purchase Warrants dated September 15, 2025.

Votes For	Votes Against	Abstain	Broker Non-Votes
200,122	19,353	2,947	496,976

The proposal was approved.

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Proposal Four: Approval of the transactions contemplated by the Common Stock purchase agreement, entered into as of September 15, 2025, as amended by the First Amendment to the Common Stock Purchase Agreement, entered into as of November 7, 2025 (collectively, the “ELOC Purchase Agreement”), by and between the Company and investors, including, the issuance of 20% or more of our outstanding shares of Common Stock pursuant to the ELOC Purchase Agreement.

Votes For	Votes Against	Abstain	Broker Non-Votes
200,775	18,701	2,946	496,976

The proposal was approved.

Proposal Five: Approval of the amendment to the 2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan which increases the number of shares reserved for issuance under such Plan by 375,000 shares of Common Stock.

Votes For	Votes Against	Abstain	Broker Non-Votes
194,963	23,415	4,044	496,976

The proposal was approved.

Proposal Six: Approval of the non-binding advisory vote on the compensation of our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
196,440	12,606	13,376	496,976

The proposal was approved.

Proposal Seven: Approval of the non-binding advisory vote on the frequency of the stockholder advisory vote on executive compensation.

Votes for One-Year	Votes for Two-Years	Votes for Three-Years	Abstain
185,952	8,251	11,758	16,461

The advisory (non-binding) vote approved the frequency of voting on executive compensation to be every one year.

5.07(d)

In accordance with the recommendation of the Company’s Board of Directors, the Company’s stockholders approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers. In light of such approval, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Senior Secured Convertible Note, issued by Digital Ally, Inc., dated December 19, 2025
4.2	Form of Warrant issued by Digital Ally, Inc., dated December 19, 2025
10.1	Form of Securities Purchase Agreement between Digital Ally, Inc. and a certain Purchaser, dated September 15, 2025, relating to the Notes and Warrants (filed with our Current Report on Form 8-K on September 17, 2025 and incorporated by reference herein).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2025

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

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